UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2025

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42447	55-0865043
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2929 East Commercial Boulevard		33308
Ft. Lauderdale, Florida		(Zip Code)
(Address of principal executive offices)

(954) 776-2332

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	OPHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2025 annual meeting of shareholders of OptimumBank Holdings, Inc. (the “Company”) was held on April 29, 2025. There were 11,751,082 shares of common stock outstanding as of the record date for the annual meeting, of which 8,689,070 were present in person or by proxy at the meeting, representing 73.94% of the outstanding shares eligible to vote. The voting results of the meeting are:

Proposal 1 - To elect six directors:

	For	Withhold	Broker Non-Vote
(1) Moishe Gubin	6,399,951	148,333	2,140,786
(2) Joel Klein	6,445,794	102,490	2,140,786
(3) Avi Zwelling	6,176,166	372,118	2,140,786
(4) Thomas Procelli	6,424,832	123,452	2,140,786
(5) Michael Blisko	6,452,289	95,995	2,140,786
(6) Steven Newman	6,452,227	96,057	2,140,786

Proposal 2 –To amend the Company’s 2018 Equity Incentive Plan to increase the maximum number of shares that may be issued under the plan from 1,050,000 shares to 1,550,000 shares:

For	Against	Abstain	Broker Non-Vote
5,143,390	1,385,287	19,607	2,140,786

Proposal 3 –To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2025:

For	Against	Abstain
8,637,834	26,475	24,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

Date:	May 1, 2025

By:	/s/ Moishe Gubin
Moishe Gubin
Chairman of the Board of Directors